Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2010

MENLO PARK, California, January 26, 2011 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the fourth quarter ended December 31, 2010.

For the quarter ended December 31, 2010, net income was $24.8 million or $.17 per share, on revenues of $851.6 million. Net income for the prior year’s fourth quarter was $13.5 million or $.09 per share, on revenues of $737.4 million.

For the year ended December 31, 2010, net income was $66.1 million or $.44 per share, on revenues of $3.18 billion. For the year ended December 31, 2009, net income was $37.3 million or $.24 per share, on revenues of $3.04 billion.

“During the fourth quarter, demand for our professional staffing and consulting services continued to improve across the board,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Each of our lines of business reported sequential and year-over-year revenue growth in the quarter.”

Messmer added, “Our Robert Half Finance & Accounting permanent placement division once again performed well, with fourth-quarter revenues up 30 percent versus one year ago. Our technology and office administration divisions also reported strong revenue growth, as did international operations. Protiviti reported its best operating results in more than two years.”

Robert Half International management will conduct a conference call today at 5 p.m. EST following the release. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). The password to access the call is “Robert Half.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 2. The dial-in number for the replay is 800-642-1687 (+1-706-645-9291 outside the United States). To access the replay, enter conference ID# 36559165. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net service revenues	$851,572	$737,423	$3,175,093	$3,036,547
Direct costs of services	524,665	458,940	1,981,060	1,932,868

Gross margin	326,907	278,483	1,194,033	1,103,679

Selling, general and administrative expenses	283,868	255,972	1,079,033	1,036,899
Amortization of intangible assets	49	281	411	1,460
Interest income	(258)	(209)	(579)	(1,443)

Income before income taxes	43,248	22,439	115,168	66,763
Provision for income taxes	18,458	8,911	49,099	29,500

Net income	$24,790	$13,528	$66,069	$37,263

Net income available to common stockholders	$24,144	$12,969	$63,729	$35,067

Diluted net income per share	$.17	$.09	$.44	$.24

Shares:
Basic	141,795	144,124	142,833	145,912
Diluted	143,142	145,161	144,028	146,611

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$319,066	$287,797	$1,215,052	$1,214,822
OfficeTeam	174,336	141,587	629,548	557,049
Robert Half Technology	92,064	76,263	336,285	309,854
Robert Half Management Resources	103,128	90,596	387,370	389,407
Robert Half Finance & Accounting	59,270	45,434	221,219	181,856
Protiviti	103,708	95,746	385,619	383,559

Total	$851,572	$737,423	$3,175,093	$3,036,547

GROSS MARGIN:
Temporary and consultant staffing	$237,756	$205,597	$875,557	$842,101
Permanent placement staffing	59,250	45,412	221,108	181,679
Risk consulting and internal audit services	29,901	27,474	97,368	79,899

Total	$326,907	$278,483	$1,194,033	$1,103,679

OPERATING INCOME:
Temporary and consultant staffing	$35,970	$22,212	$108,443	$104,521
Permanent placement staffing	3,754	6	17,502	(6,973)
Risk consulting and internal audit services	3,315	293	(10,945)	(30,768)

Total	$43,039	$22,511	$115,000	$66,780

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$49	$281	$411	$1,460
Depreciation expense	$13,177	$15,560	$55,547	$63,806
Capital expenditures	$13,039	$10,248	$35,088	$41,248
Open market repurchases of common stock (shares)	717	2,004	3,678	4,724

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2010	2009
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$315,137	$365,794
Accounts receivable, less allowances	$423,175	$362,392
Total assets	$1,273,984	$1,283,535
Current liabilities	$408,460	$366,968
Notes payable and other indebtedness, less current portion	$1,656	$1,779
Total stockholders’ equity	$834,371	$899,810

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